UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 3, 2011

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722

Registrant’s telephone number,

including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On March 3, 2011, the audit committee of Ironwood Pharmaceuticals, Inc. (the “Company”), after discussion with the Company’s management and the Company’s independent registered public accounting firm, approved management’s decision to reclassify an approximate $2.9 million income tax benefit associated with the sale of the Company’s subsidiary, Microbia, Inc., in the quarterly period ended September 30, 2010. This reclassification had no effect on the Company’s cash position, nor did it have any effect on the Company’s net loss or net loss per share for the quarterly period ended September 30, 2010 or for the year ended December 31, 2010.

In the unaudited condensed consolidated statements of operations in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, the Company recognized all of the aforementioned income tax benefit in net income (loss) from discontinued operations. Based on the Company’s reevaluation of the relevant accounting guidance, the Company has now reclassified this amount as income tax benefit related to continuing operations for the quarterly period ended September 30, 2010, which is offset by an identical and corresponding income tax provision in net income (loss) from discontinued operations for the same period.

The Company will discuss the reclassification in further detail in Note 23, Restatement and Selected Quarterly Financial Data (Unaudited) to its consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2010, which the Company expects to file with the Securities and Exchange Commission on or before March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: March 9, 2011	By:	/s/ Michael J. Higgins
		Name:	Michael J. Higgins
		Title:	Chief Operating Officer and Chief Financial Officer